SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  June 25, 2007

NewPower Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-16157	52-2208601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 17296, Stamford CT	06907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 329-8412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously reported, on August 15, 2003, the United States Bankruptcy Court for the Northern District of Georgia, Newnan Division (the “Bankruptcy Court”) confirmed the Second Amended Chapter 11 Plan (the “Plan”) with respect to NewPower Holdings, Inc. (the “Company”) and TNPC Holdings, Inc. (“TNPC” and together with the Company, the “Debtors”), a wholly owned subsidiary of the Company. As previously reported, on February 28, 2003, the Bankruptcy Court previously confirmed the Plan, and the Plan has been effective as of March 11, 2003, with respect to The New Power Company, a wholly owned subsidiary of the Company. The Plan became effective on October 9, 2003 with respect to the Company and TNPC.

On November 3, 2006, Riverside Contracting, LLC (“Riverside”), a minority shareholder of the Company, made an application to the Bankruptcy Court to direct the Debtors to pay $270,591.42 for its legal fees and expenses incurred in connection with these cases under section 503(b)(3)(D) and (b)(4) of the Bankruptcy Code (the “Riverside Application”).  On June 25, 2007, the Bankruptcy Court entered an order granting in part and denying in part the Riverside Application and directed the Debtors to pay $56,003.58 as an allowed administrative expense to Riverside (the “Order”).  On July 5, 2007, Riverside filed a notice of appeal of the Order  to the United States District Court for the Northern District of Georgia, Newnan Division.  No date for a hearing of such appeal by the United States District Court has been scheduled, and the Company is not able to determine the timing of such appeal or the impact of such appeal on the closing of the Debtors’ bankruptcy case with the Bankruptcy Court.

Cautionary Statement

This disclosure contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934.  These statements involve risks and uncertainties and may differ materially from actual future events or results.  Although we believe that our expectations and beliefs are based on reasonable assumptions, we can give no assurance that our goals will be achieved.  The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 10, 2007

NEWPOWER HOLDINGS, INC. By: /s/ M. Patricia Foster Name: M. Patricia Foster Title: President & Chief Executive Officer